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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors of NatSteel Electronics Ltd.:

We consent to the inclusion, in Solectron Corporation's Form S-4 Filing, of our report dated March 13, 2001, with respect to the consolidated balance sheet of NatSteel Electronics Ltd. and subsidiaries as of December 31, 2000, and the related consolidated profit and loss account, statements of changes in shareholders' equity and cash flows for the year ended December 31, 2000.

/s/ KPMG

Singapore
October 8, 2001